CATERPILLAR FINANCIAL SERVICES CORPORATION
$8,000,000,000
CAT FINANCIAL POWERINVESTMENTSM
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Registration No.  333-170652
Filed Pursuant to Rule 424(b)(3)
PRICING SUPPLEMENT NO. 1
 (To Prospectus dated November 17, 2010)
The Date of this Pricing Supplement July 11, 2011

The Cat Financial PowerInvestmentSM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday. Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-170652) was automatically effective on November 17, 2010. As of July 11, 2011, the interest rates on the Notes will be as follows:

Principal Amount of Notes                                                      Interest Rate Per Annum
Owned by an Investor

RETAIL INVESTOR TIER
$0-$4,999.99                                           0.80320% Yield
0.800% Rate

$5,000-$49,999.99                                  0.90405% Yield
0.900%   Rate

$50,000 and above                               1.00500% Yield
1.000%  Rate

CORPORATE TIER                             0.60180% Yield
0.600% Rate